                                                                     EXHIBIT (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our reports dated December 22, 2006, relating to the financial statements and financial highlights which appear in the October 31,
2006 Annual Reports to Shareholders of Fixed Income SHares Series C, Fixed
Income SHares Series M, Fixed Income SHares Series R, and Allianz Dresdner Daily
Asset Fund, which are also incorporated by reference into the Registration
Statement. We also consent to the references to us under the headings "Financial
Highlights", "Independent Registered Public Accounting Firm" and "Financial
Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Kansas City, MO
February 27, 2007